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                                                                    EXHIBIT 99.1


                 BIKERS DREAM, INC. COMPLETES PRIVATE PLACEMENT

October 20, 1999 Bikers Dream, Inc. (NASDAQ:BIKR) announced the completion of a $500,000 private placement of its Series D Preferred Stock.

"This private placement is to existing holders of Series D Preferred Stock and is part of our planned financing of the Company's growth", stated Herm Rosenman, Chairman and CEO of Bikers Dream. We have the option of accepting another $1 million depending on our needs and other financing options available to fund our growth."

Bikers Dream, Inc. is a manufacturer, distributor and retailer of quality-built American heavyweight cruiser motorcycles. Corporate headquarters and manufacturing operations are located in Mira Loma, California.

The securities offered by the Company have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Certain matters discussed herein are "forward-looking" statements intended to qualify for the safe harbors from liability in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated as of the date hereof. Specific factors that might cause such a difference might include, but not be limited to, those referenced in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein are only made as of the date hereof and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.


Contact: Bikers Dream, Inc.
         Investor Relations
         1-877-62BIKER








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